UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2022

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100, Houston, Texas 77042-2855
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

As previously disclosed, on December 16, 2021, ION Geophysical Corporation (the “Company” or “ION”) elected to miss the December 15, 2021 due date to pay the outstanding principal and interest on its 9.125% Notes (the “2021 Notes”), and the interest payment on its 8.00% Senior Secured Second Priority Notes due in 2025 (the “2025 Notes”). Missing payment on the 2021 Notes did not result in any cross default on the Company’s outstanding indebtedness or its credit facility. Under the 2025 Notes, the Company had a 30-day grace period to cure missed interest payments.

On January 14, 2022, the Company and PNC Bank, National Association (“PNC”), entered into a Forbearance and Fifth Amendment to the Revolving Credit and Security Agreement dated August 22, 2014 (as amended, the “Credit Agreement”), pursuant to which PNC agreed (i) to waive, through and including February 15, 2022, a cross default that would have occurred under the Credit Agreement and (ii) to other changes to the terms of the Credit Agreement.  Also on that date, the Company entered into a Forbearance Agreement (the “2025 Notes Forbearance Agreement”) with holders of more than 79% of its 2025 Notes to forbear until February 15, 2022 from enforcing, or taking any action to direct the 2025 Notes indenture trustee to enforce, their rights and remedies arising as a result of the missed interest payment.

PNC Second Forbearance and Sixth Amendment to Credit Agreement

On February 15, 2022, the Company issued a press release announcing that ION and PNC entered into a Second Forbearance and Sixth Amendment (the “PNC Forbearance Agreement”) to the Credit Agreement.  A copy of that press release is attached hereto as Exhibit 99.1. By the PNC Forbearance Agreement, PNC has agreed to waive, through and including March 8, 2022, a cross default that would have occurred under the Credit Agreement by virtue of ION’s missing, and still not having paid, the interest payment on the 2025 Notes that was due on December 15, 2021.  In addition, ION and PNC agreed, among other things, that ION would pay down the outstanding balance under the Credit Agreement by $1.25 million, to reduce the total commitment thereunder to $15.6 million, and that the cash dominion and covenant testing trigger would be set at below $3.75 million US non-restricted cash for five consecutive business days.

The foregoing description of the PNC Forbearance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the PNC Forbearance Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

2025 Notes Forbearance Amendment

In the same press release, ION announced that it had entered into Amendment No. 1 to the Forbearance Agreement (the “2025 Notes Forbearance Agreement Amendment”) with holders of more than 79% of its 2025 Notes.  By the 2025 Notes Forbearance Agreement Amendment, the joining noteholders agree to forbear (subject to certain early termination events) until March 8, 2022 from enforcing, or taking any action to direct the 2025 Notes indenture trustee to enforce, their rights and remedies arising as a result of ION’s failure to make the December 15, 2021 interest payment due on the 2025 Notes.

The foregoing description of the 2025 Notes Forbearance Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the 2025 Notes Forbearance Agreement Amendment, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

ION remains in continuing discussions with PNC and the holders of its 2025 Notes and other indebtedness regarding various strategic alternatives to strengthen its financial position and maximize stakeholder value. These strategic alternatives include, among others, a sale or business combination transaction or sales of assets, any of which may be executed as part of an in-court or out-of-court restructuring process.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the PNC Forbearance Agreement and the 2025 Notes Forbearance Agreement Amendment is incorporated herein by reference.

Item 2.04         Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above regarding the PNC Forbearance Agreement and the 2025 Notes Forbearance Agreement Amendment is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, the Company entered into an Executive Retention Program (the “ERP”) designed to retain certain key executives of the Company in their current roles while the Company continues its strategic alternatives process.  Pursuant to the ERP, the executives must continue their employment with the Company generally through the conclusion of the strategic alternatives process or they will forfeit the full amount of the retention payment. If an executive is terminated for cause or voluntarily terminates his or her employment with the Company without good reason (other than as a result of death or disability) such executive must repay his or her retention payment in full. The ERP was formulated with the input and based upon the recommendations of the Board’s advisors.

The Company’s named executive officers received the following amounts under the ERP:

Named Executive Officer	Retention Award Amount
Christopher T. Usher President and Chief Executive Officer	$262,500
Michael L. Morrison Executive Vice President and Chief Financial Officer	$200,000
Dale J. Lambert Executive Vice President, E&P Technology & Services	$175,000
Kenneth G. Williamson Executive Vice President, Innovation & Strategic Marketing	$125,000
Matthew R. Powers Executive Vice President, General Counsel and Corporate Secretary	$175,000

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; the ultimate benefits of our completed restructuring transactions; political, execution, regulatory, and currency risks; the outcome or changes, if any, of our consideration of various strategic alternatives; and the impact to our liquidity in the current uncertain macroeconomic environment. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 6, 2021, August 12, 2021, and November 3, 2021, respectively. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission (SEC), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	PNC Second Forbearance and Sixth Amendment to Credit Agreement, dated February 14, 2022
10.2	2025 Notes Forbearance Agreement Amendment, dated February 14, 2022
99.1	Press Release, dated February 15, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

By: /s/ Matthew Powers Matthew Powers Executive Vice President, General Counsel and Corporate Secretary
Date: February 15, 2022